                                                                     EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Post-Effective Amendment No. 40 to Registration Statement No. 33-51294 on Form N-1A of Van Kampen Series Fund, Inc. of our reports dated August 21, 2007, appearing in the respective Annual Reports to Shareholders for the year ended June 30, 2007 for the Van Kampen American Value Fund, Van Kampen Emerging Markets Fund, Van Kampen Equity Growth Fund, Van Kampen Global Equity Allocation Fund, Van Kampen Global Franchise Fund, and the Van Kampen Global Value Equity Fund, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is part of this Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in each Prospectus, which is also part of this Registration Statement.

                                                     /s/ Deloitte & Touche LLP
                                                     -------------------------
                                                     Deloitte & Touche LLP

Chicago, Illinois
October 22, 2007